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Exhibit 10.33.3

AMENDMENT NUMBER TWO TO
THE COCA-COLA COMPANY BENEFITS PLAN
FOR MEMBERS OF THE BOARD OF DIRECTORS

        THIS AMENDMENT to The Coca-Cola Company Benefits Plan for Members of the Board of Directors (the "Plan") is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, the Plan was previously amended by instrument dated April 15, 2003 in order to address the use and disclosure of protected health information; and

        WHEREAS, Section 6.01 of the Plan provides that the Committee may amend the Plan at any time; and

        WHEREAS, the Committee wishes to amend the Plan in order to correct a typographical error and to clarify certain information that is not considered to be protected health information.

        NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of the dates specified herein:

  Effective December 31, 2002:

        Article II shall be amended by inserting "The Coca-Cola Company" immediately before "Benefits Committee" in the first sentence of the definition of "Committee."

  Effective August 15, 2003:

        Article IX, which was incorporated into the Plan by Amendment Number One, shall be amended as follows:

  1.
  Section 9.01 shall be amended by adding the following sentence to the end of the first paragraph:

    "Notwithstanding any provision to the contrary, PHI shall not include enrollment/disenrollment information or summary health information disclosed to the Company by the Plan (or a business associate, health insurance issuer or HMO on behalf of the Plan)."

  2.
  Section 9.02 shall be amended by adding the following sentence to the end of the section:

    "The Plan will disclose PHI to other entities without authorization from a participant or beneficiary if such disclosure is required by law."

  3.
  Section 9.03 shall be amended to correct a typographical error by separating the inadvertently combined title and first sentence to read as follows:

            "9.03    Conditions Relating to the Use and Disclosure of PHI by the Company.    The Company agrees to the following conditions relating to the use and disclosure of PHI:"

  4.
  Subsection 9.03(f) shall be amended by inserting the word "with" between the phrases "...PHI in accordance" and "the amendment..."

  5.
  Section 9.04 shall be amended by (i) correcting the title to read "Establishment and Maintenance of Adequate Separation between the Company and Plan," (ii) changing the name "Ann Kroboth" to "Ann Cegielski," (iii) deleting the names "Sandy Lewis" and "Lisa Bremmer," and (iv) inserting the names "Beverly Friez," "Debra Davis," "Angela Coppola," "Linda Hodges," "Flo Lue" and "Miatta Wright."

        IN WITNESS WHEREOF, the Committee has adopted this Amendment Number Two on the date shown below, but effective as of the dates indicated above.

The Coca-Cola Company Benefits Committee
By:	/s/ BARBARA S. GILBREATH

Date:	Aug. 27, 2003

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  Exhibit 10.33.3
AMENDMENT NUMBER TWO TO THE COCA-COLA COMPANY BENEFITS PLAN FOR MEMBERS OF THE BOARD OF DIRECTORS
W I T N E S S E T H